UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2012

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On April 17, 2012, Northwest Pipe Company (the “Company”) received a letter from the Nasdaq Stock Market (“Nasdaq”) stating that Nasdaq has extended until April 30, 2012 the date by which the Company must regain compliance with Nasdaq’s listing rules by filing its delinquent Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and Annual Report on Form 10-K for the year ended December 31, 2011 (the “Delinquent Reports”). Nasdaq had previously granted the Company an exception from its listing rules until April 16, 2012 to file the Delinquent Reports. If the Company does not file the Delinquent Reports by April 30, 2012, Nasdaq will provide written notification that the Company’s securities will be delisted. At that time, the Company would be permitted to appeal the Nasdaq staff’s delisting determination to a Hearings Panel.

The press release issued by the Company on April 17, 2012 is furnished herewith as Exhibit No. 99.1 to this Report.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Press Release issued by Northwest Pipe Company dated April 17, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on April 20, 2012.

NORTHWEST PIPE COMPANY (Registrant)

By	/s/ ROBIN GANTT
Robin Gantt, Vice President and Chief Financial Officer